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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-3 of our reports dated January 26, 2001 relating to the financial statements and financial statement schedule, which appear in Internap Network Services Corporation's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP

Seattle, Washington October 26, 2001

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EXHIBIT 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS